Exhibit 10.30

CAPELLA EDUCATION COMPANY
2005 STOCK INCENTIVE PLAN

Non-Statutory Stock Option Agreement
(16(b) Officer)
(for use commencing in 2013)

This is a Non-Statutory Stock Option Agreement (“Agreement”) between Capella Education Company, a Minnesota corporation (the “Company”), and the optionee identified above (the “Optionee”) effective as of the date of grant specified above. To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Company's 2005 Stock Incentive Plan (the “Plan”).

Recitals

WHEREAS, the Company maintains the Capella Education Company 2005 Stock Incentive Plan (the “Plan”); and

WHEREAS, pursuant to the Plan, the Board of Directors of the Company (the “Board”) or a committee of two or more directors of the Company (the “Committee”) designated by the Board administers the Plan and has the authority to determine the awards to be granted under the Plan (if the Board has not appointed a committee to administer the Plan, then the Board shall constitute the Committee); and

WHEREAS, the Committee has determined that the Optionee is eligible to receive an award under the Plan in the form of a non-statutory stock option (the “Option”);

NOW, THEREFORE, the Company hereby grants this Option to the Optionee under the terms and conditions as follows.

Terms and Conditions**    Unless the context indicates otherwise, terms that are not defined in this Agreement shall have the meaning set forth in the Plan as it currently exists or as it is amended in the future.

1.	Grant. The Optionee is granted this Option to purchase the number of Shares specified at the beginning of this Agreement.

2.
Exercise Price. The price to the Optionee of each Share subject to this Option shall be the exercise price specified at the beginning of this Agreement (which price shall not be less than the Fair Market Value (as defined in Section 2(o) of the Plan) as of the date of grant.

3.	Non-Statutory Stock Option. This Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

4.
Exercise Schedule. This Option shall vest and become exercisable as to the number of Shares and on the dates specified in the exercise schedule at the beginning of this Agreement. The exercise schedule shall be cumulative; thus, to the extent this Option has not already been exercised and has not expired, terminated or been cancelled, the Optionee or the person otherwise entitled to exercise this Option as provided herein may at any time, and from time to time, purchase all or any portion of the Shares then purchasable under the exercise schedule.

This Option may also be exercised in full (notwithstanding the exercise schedule) under the circumstances described in Section 8 of this Agreement if it has not expired prior thereto.

5.	Expiration. This Option shall expire at the close of NASDAQ stock market trading, or any national securities exchange on which the shares of common stock are then listed, on the earliest of:

(a)    The expiration date specified at the beginning of this Agreement (which date shall not be later than ten years after the date of grant);

(b)    The last day of the period following the termination of employment of the Optionee during which this Option can be exercised (as specified in Section 7 of this Agreement); or

(c)    The date (if any) fixed for cancellation pursuant to Section 8 of this Agreement.

If the NASDAQ market (or other applicable national securities exchange) is not open for trading on the earliest date noted in the preceding paragraph, the Option will expire at the market closing time on the next day trading is open following that date.

If termination of the Optionee's employment by the Company shall have been for Cause, this Option shall expire immediately upon such termination. In no event may anyone exercise this Option, in whole or in part, after it has expired, notwithstanding any other provision of this Agreement.

6.	Procedure to Exercise Option.

Notice of Exercise. This Option may be exercised by delivering written notice of exercise to the Company at the principal executive office of the Company, to the attention of the Company's Secretary, in the form attached to this Agreement. The notice shall state the number of Shares to be purchased, and shall be signed by the person exercising this Option. If the person exercising this Option is not the Optionee, he/she also must submit appropriate proof of his/her right to exercise this Option.

Tender of Payment. Upon giving notice of any exercise hereunder, the Optionee shall provide for payment of the purchase price of the Shares being purchased through one or a combination of the following methods:

(a)    Cash;

(b)    Cancellation of indebtedness;

(c)    By delivery to the Company of unencumbered Shares having an aggregate Fair Market Value on the date of exercise equal to the purchase price of the Shares as to which this Option is exercised; or

(d)    To the extent permitted by law, a broker‑assisted cashless exercise in which the Optionee irrevocably instructs a broker to deliver proceeds of a sale of all or a portion of the Shares to be issued pursuant to the exercise (or a loan secured by such Shares) to the Company in payment of the purchase price of the Shares as to which this Option is exercised.

Notwithstanding the foregoing, the Optionee shall not be permitted to pay any portion of the purchase price with Shares if the Committee, in its sole discretion, determines that payment in such manner could have adverse financial accounting consequences for the Company.

Execution of Shareholder Agreement. Optionee, or the person exercising this option, must execute the Purchase Agreement substantially in the form of Exhibit A to the notice of exercise attached to this Agreement.

Company Right to Repurchase Option. At any time after six (6) months but within nine (9) months following the exercise of this Option (the “Repurchase Period”), the Company shall have the right (“Repurchase Option”) to cancel this Option to the extent, and reduce the number of Shares that the Optionees may purchase pursuant to this Option in the amount, of the number of Shares requested to be purchased in the notice of exercise (the “Requested Shares”) and pay the Optionee cash in an amount, for each Requested Share, equal to the per Share Fair Market Value of the Requested Shares (the “Repurchase Option Price”). The Company may exercise its Repurchase Option by giving written notice to the Optionee and paying the Repurchase Option Price to the Optionee during the Repurchase Period. Coincident with the payment of the Repurchase Option Price, the Company and the Optionee shall enter into a written amendment to this Option to reflect the appropriate decrease the number of Shares which the Optionee may purchase pursuant to this Option. The Repurchase Option shall terminate upon the first underwritten sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Delivery of Certificates. Subject to the right of repurchase of this Option set forth above, as soon as practicable after the Company receives the notice and purchase price and executed Purchase Agreement provided for above, it shall deliver to the person exercising this Option, in the name of such person, a certificate or certificates representing the Shares being purchased (or provide for direct registration book-entry of the Shares in the name of the person exercising this Option). The Company shall pay any original issue or transfer taxes with respect to the issue or transfer of the Shares and all fees and expenses incurred by it in connection therewith. All Shares so issued shall be fully paid and nonassessable. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to issue or deliver any Shares prior to the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation as the Company shall determine to be necessary or desirable.

7.
Employment Requirement. This Option may be exercised only while the Optionee remains employed with the Company or a parent or subsidiary thereof, and only if the Optionee has been continuously so employed since the date of this Agreement; provided that:

(a)    If the Optionee's employment by the Company terminates because of the Optionee's death or if the Optionee dies during the three month period described below in Section 7(d), then this Option may be exercised, to the extent permissible under Section 8 below, for one year following the date of the Optionee's death.

(b)    If the Optionee's employment by the Company terminates because of the Optionee's Disability (as defined in the Plan), then this Option may be exercised, to the extent permissible under Section 8 below, for one year following the date of the Optionee's Disability.

(c)    If the Optionee's employment by the Company terminates because of the Optionee's Retirement (defined for purposes of this Agreement as the earlier of 65 years or age or 55 years of age with 7 years of service), then this Option may be exercised, to the extent permissible under Section 8 below, until the expiration date specified at the beginning of this Agreement.

(d)    If the Optionee's employment by the Company terminates for a reason other than death, Disability or Retirement, then this Option may be exercised for three months following the date of the Optionee's termination of employment, but only to the extent that it was exercisable immediately prior to termination of employment; provided, however, that if termination of the Optionee's employment shall have been for Cause, this Option shall expire, and all rights to purchase Shares hereunder shall terminate, immediately upon such termination.

Notwithstanding the above, this Option may not be exercised after it has expired.

8.	Acceleration of Option.

Death or Disability. This Option may be exercised in full, regardless of whether such exercise occurs prior to a date on which this Option would otherwise vest, upon the death or Disability of the Optionee; provided that the Optionee shall have been continuously employed by the Company or a parent or subsidiary thereof between the date of this Agreement and the date of such death or Disability. The Option may also be exercised in full upon the death of the Optionee during the three month period described in Section 7(d) above.

Retirement. Upon the Retirement of the Optionee, this Option will continue to vest and become exercisable as to the number of shares and on the dates specified in the exercise schedule at the beginning of this Agreement.

Change in Control. If a Change in Control (as defined in Section 9 of this Agreement) of the Company shall occur and within three years of such Change in Control, (i) Optionee's employment with the Company shall be terminated other than for Cause (as defined in the Plan), or (ii) Optionee shall voluntarily leave employment with the Company for Good Reason (as defined below), then, upon the date of such termination or voluntary leaving of employment for Good Reason, the options subject to this Agreement, if not already exercised in full or otherwise terminated, expired or cancelled, shall become immediately exercisable in full and may be exercised within 30 days after such termination or voluntary leaving (subject to any applicable shorter time period for exercise set forth in this Section 8). For purposes of this Agreement, “Good Reason” is defined as the demotion or reduction of the job responsibilities of Optionee or the reassignment, without Optionee's consent, of Optionee's place of work to a location more than 50 miles from the Optionee's place of work immediately prior to the Change in Control.

Merger or Sale. In the event of a merger of the Company with or into another corporation or limited liability company or the sale of substantially all of the assets of the Company, and the successor entity, or a parent or subsidiary of the successor entity, refuses to assume this Option or to substitute an equivalent option, then this Option shall become exercisable in full immediately. The Committee shall notify Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of 15 days from the date of such notice and that the Option shall terminate upon the expiration of such period.

Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify Optionee as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may provide for Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Committee may, but shall not be obligated to, provide that any Company repurchase option applicable to the Shares shall lapse as to all such Shares, provided that the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

Discretionary Acceleration. The Committee has the power, in its sole discretion, to declare at any time that this Option shall be immediately exercisable.

9.    Change in Control.

(a)    Definition. For purposes of this Plan, a “Change in Control” of the Company shall be deemed to occur if any of the following occur:

(1)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires or becomes a “beneficial owner” (as defined in Rule 13d‑3 or any successor rule under the Exchange Act), directly or indirectly, of securities of the Company representing the following: (i) 50% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors (“Voting Securities”) at any time prior to the Company selling any of its shares in a public offering pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) 35% or more of the combined voting power of the Company's then outstanding Voting Securities at any time after the Company sells any of its shares in a public offering pursuant to a registration statement filed under the Securities Act. Provided, however, that the following shall not constitute a Change in Control pursuant to this Section 9(a)(1):

(A)    any acquisition or beneficial ownership by the Company or a subsidiary;

(B)    any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its subsidiaries;

(C)    any acquisition or beneficial ownership by any corporation with respect to which, immediately following such acquisition, more than 50% of both the combined voting power of the Company's then outstanding Voting Securities and the Shares of the Company is then beneficially owned, directly or indirectly, by all or substantially all of the persons who beneficially owned Voting Securities and Shares of the Company immediately prior to such acquisition in substantially the same proportions as their ownership of such Voting Securities and Shares, as the case may be, immediately prior to such acquisition;

(2)    A majority of the members of the Board of Directors of the Company shall not be Continuing Directors. “Continuing Directors” shall mean: (A) individuals who, on the date hereof, are directors of the Company, (B) individuals elected as directors of the Company subsequent to the date hereof for whose election proxies shall have been solicited by the Board of Directors of the Company or (C) any individual elected or appointed by the Board of Directors of the Company to fill vacancies on the Board of Directors of the Company caused by death or resignation (but not by removal) or to fill newly‑created directorships;

(3)    Consummation by the Company of a reorganization, merger or consolidation of the Company or a statutory exchange of outstanding Voting Securities of the Company, unless, immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners, respectively, of Voting Securities and Shares of the Company immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 50% (subject to the modification in subsection (b) below) of, respectively, the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors and the then outstanding shares of common stock, as the case may be, of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities and Shares of the Company, as the case may be;

(4)    Consummation by the Company of the sale or other disposition of all or substantially all of the assets of the Company (in one or a series of transactions), other than to a corporation with respect to which, immediately following such sale or other disposition, more than 50% (subject to the modification in subsection (b) below) of, respectively, the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and the then outstanding shares of common stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the Voting Securities and Shares of the Company immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Voting Securities and Shares of the Company, as the case may be; or

(5)    Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(b)    After a Public Offering. At all times after the Company sells any of its shares in a public offering pursuant to a registration statement filed under the Securities Act, the references to 50% in subsections (a)(1)(C), (a)(3) and (a)(4) of this Section 9 shall be changed to 65%.

10.
Transferability. While the Optionee is alive, only the Optionee, his/her legal representative or a transferee who receives this Option in a permitted transfer (as described below in this Section 10) may exercise this Option. This Option may not be assigned or transferred other than to a Successor in the event of the Optionee's death or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder; provided, however, that the Optionee may transfer this Option to a member or members of his or her immediate family (i.e., his or her children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners, if the Optionee does not receive any consideration for the transfer. This Option shall continue to be subject to the same terms and conditions that were applicable to this Option immediately prior to its transfer and may be exercised by such transferee as and to the extent that this Option has become exercisable and has not terminated in accordance with the provisions of the Plan and this Agreement. For purposes of any provision of the Plan or this Agreement relating to notice to the Optionee or to vesting or termination of this Option upon the death, disability or termination of employment of the Optionee, the references to “optionee” shall mean the original grantee of this Option and not any transferee.

11.
Assignment of the Company's Obligations. In the event of a merger of the Company with or into another corporation or limited liability company, or the sale of substantially all of the assets of the Company, then the successor entity, or a parent or subsidiary of the successor entity, may assume this Option or substitute an equivalent option.

12.
No Shareholder Rights Before Exercise. No person shall have any of the rights of a shareholder of the Company with respect to any Share subject to this Option until the Share actually is issued to him/her upon exercise of this Option.

13.
Discretionary Adjustment. In the event of a Fundamental Change, recapitalization, reclassification, stock dividend, stock split, stock combination or other relevant change, the Committee (or if the Company does not survive any such transaction, a comparable committee of the board of directors of the surviving corporation) may in its sole discretion make such adjustment as it determines to be appropriate as to the number and kind of securities subject to and reserved under the Plan and, in order to prevent dilution or enlargement of rights of the Optionee, the number and kind of securities issuable upon exercise of this Option and the exercise price hereof.

14.
Tax Withholding. Delivery of Shares upon exercise of this Option shall be subject to any required withholding taxes. As a condition precedent to receiving Shares upon exercise of this Option, the Optionee may be required to pay to the Company, in accordance with the provisions of Section 14 of the Plan, an amount equal to the amount of any required withholdings.

15.
Interpretation of This Agreement. All decisions and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive upon the Company and the Optionee. If there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

16.
Discontinuance of Employment. This Agreement shall not give the Optionee a right to continued employment with the Company or any parent or subsidiary of the Company, and the Company or any such parent or subsidiary employing the Optionee may terminate his/her employment at any time and otherwise deal with the Optionee without regard to the effect it may have upon him/her under this Agreement.

17.	Forfeiture Events.

(a)     The Optionee, by accepting this Option, agrees and covenants that during the period during which the Optionee is employed by the Company and twelve months following the date of termination of the Optionee's employment by the Company (the “Restricted Period”) for any reason whatsoever, the Optionee will not, directly or indirectly:

(1)    perform services for any Competitive Business as employee, consultant, contractor or otherwise;

(2)     solicit or attempt to solicit any employee or independent contractor of the Company to cease working for the Company;

(3)     use or disclose to any person any Confidential Information for any purpose;

(4)    take any action that might divert any opportunity from the Company or any of its affiliates, successors or assigns (the “Related Parties”) that is within the scope of the present or future operations or business of any Related Parties;

(5)    contact, call upon or solicit any customer of the Company, or attempt to divert or take away from the Company the business of any of its customers;

(6)     contact, call upon or solicit any prospective customer of the Company that the Optionee became aware of or was introduced to in the course of the Optionee's duties for the Company, or otherwise divert or take away from the Company the business of any prospective customer of the Company; or

(7)     engage in any activity that is harmful to the interests of the Company, including, without limitation, any conduct during the term of the Optionee's employment that violates the Company's codes of conduct or other policies.

(b)     If the Company determines that the Optionee violated any provisions of Section 17(a) above during the Restricted Period, the Optionee agrees and covenants that:

(1)     any portion of the Option (whether or not vested) that has not been exercised as of the date of such determination shall be immediately forfeited;

(2)    the Optionee shall automatically forfeit any rights the Optionee may have with respect to the Option as of the date of such determination; and

(3)    if the Optionee exercised all or any part of the Option within the six-month period immediately preceding termination of the Optionee's employment with the Company (or following the date of any such violation), upon the Company's demand, the Optionee shall immediately deliver to it a certificate or certificates for shares of the Company's Common Stock with a Fair Market Value (determined on the date of such demand) equal to the gain realized by the Optionee upon such exercise.

(c)    The foregoing remedies set forth in Section 17(b) shall not be the Company's exclusive remedies. The Company reserves all other rights and remedies available to it at law or in equity.

(d)    The Company may exercise its right to demand forfeiture within ninety days after discovery of such an occurrence but in no event later than fifteen months after the Optionee's termination of employment with the Company.

(e)     For purposes of this Section 17, the following terms shall have the meanings set forth below:

“Competitive Business” shall mean any person, corporation, not-for-profit organization, or other entity that provides, develops, sells, or markets on-line credit-granting educational products or services in any country in which the Company did business or had customers at any time during the last 12 months of the Optionee's employment with the Company.

In the case of an organization that provides, develops, sells, or markets on-line credit-granting educational products or services within or from a distinct, separate division or unit of the organization (the “On-Line Unit”) and also provides, develops, sells, or markets credit-granting educational products or services through other means within other distinct, separate divisions or units, the term “Competitive Business” shall be limited to the On-Line Unit, and shall not apply to the organization as a whole.

“Confidential Information” means information proprietary to the Company and not generally known (including trade secret information) about the Company's customers, products, services, personnel, pricing, sales strategy, technology, methods, processes, research, development, finances, systems, techniques, accounting, purchasing, and business strategies. All information disclosed to the Optionee or to which the Optionee obtains access, whether originated by the Optionee or by others, during the period of the Optionee's employment, shall be presumed to be Confidential Information if it is treated by the Company as being Confidential Information or if the Optionee has a reasonable basis to believe it to be Confidential Information.

18.	Incentive Compensation Recoupment. This Award is subject to the Company's Policy Regarding Executive Compensation Recoupment, as adopted by the Board of Directors on February 23, 2011.

19.
Option Subject to Plan, Articles of Incorporation and By‑Laws. The Optionee acknowledges that this Option and the exercise thereof is subject to the Plan, the Articles of Incorporation, as amended from time to time, and the By‑Laws, as amended from time to time, of the Company, and any applicable federal or state laws, rules or regulations.

20.	Obligation to Reserve Sufficient Shares. The Company shall at all times during the term of this Option reserve and keep available a sufficient number of Shares to satisfy this Agreement.

21.	Binding Effect. This Agreement shall be binding in all respects on the heirs, representatives, successors and assigns of the Optionee.

22.	Choice of Law. This Agreement is entered into under the laws of the State of Minnesota and shall be construed and interpreted thereunder (without regard to its conflict of law principles).

M1:1237684.03